Further, TOGETHER John Liddicoat, M.D. Senior Vice President and President, CRHF June 27, 2016 + Exhibit 99.1

Important legal information The fine print This presentation is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of HeartWare stock. Medtronic’s subsidiary has not yet commenced the tender offer for shares of HeartWare’s stock described in this announcement. Upon commencement of the tender offer, Medtronic will file with the U.S. Securities and Exchange Commission (SEC) a tender offer statement on Schedule TO and related exhibits, including an offer to purchase, letter of transmittal, and other related documents. Following commencement of the tender offer, HeartWare will file with the SEC a solicitation/recommendation statement on Schedule 14D-9. These documents will contain important information about Medtronic, HeartWare, the transaction and related matters. Investors and security holders are urged to read each of these documents carefully when they are available. Investors and security holders will be able to obtain free copies of the tender offer statement, the tender offer solicitation/recommendation statement and other documents filed with the SEC by Medtronic, its subsidiary and HeartWare through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain these documents by contacting the investor relations departments of Medtronic or HeartWare at their respective contact information included above or at investor.relations@medtronic.com or investors@HeartWare.com.

Our Definitive agreement announcement Terms of the deal Medtronic will purchase HeartWare in a transaction worth approximately $1.1 billion. Medtronic will acquire all outstanding shares of HeartWare for $58.00 per share. The acquisition is expected to close sometime during Medtronic’s second fiscal quarter, which ends at the end of October.

Why does this combination matter? Good for patients, employees, and Patients Heart failure remains a leading cause of hospitalization and death in the United States, affecting more than 5 million people in the U.S. alone. HeartWare has an innovative portfolio of treatment for end-stage heart failure. Medtronic is leader in the heart failure space, with products and services to diagnose, treat and manage patients across the care continuum, with the exception of end-stage treatments. The transaction, once closed, will be further important step towards offering a full suite of solutions to address patient needs across the heart failure care continuum. HeartWare can leverage Medtronic’s global scale and scope to advance the treatment of heart failure.

Who is Medtronic?

Our Foundation: Developing Lifesaving Therapies Through Physician Collaboration

THE START OF AN ENDURING MISSION

MISSION We create Revolutionary technology for the treatment of heart failure, which enables patients to get back to life

MILLION+ LIVES IMPROVED EMPLOYEES $1.6B* RESEARCH AND DEVELOPMENT INVESTMENT 7,500+ SCIENTISTS AND ENGINEERS 53,000+ PATENTS 400+ CLINICAL TRIALS EXTENSIVE SCOPE PROVEN RESULTS 62 85,000+ * FY2015 based on Medtronic fiscal year as reported and reflects the one-quarter contribution of the Covidien transaction, which closed on January 26, 2015.

OUR REACH EXTENDS AROUND THE WORLD AMERICAS EUROPE, MIDDLE EAST, AFRICA (EMEA) GREATER CHINA ASIA PACIFIC 155+ COUNTRIES 80+ MANUFACTURING FACILITIES 460+ LOCATIONS 50+ RESEARCH AND INNOVATION CENTERS

DIVERSE AND GROWING BUSINESS

$28.8 BILLION FY2016



$10.2B
35%
$9.6B
33%
$7.2B
25%
$1.8B 6%

CARDIAC AND VASCULAR GROUP

Aortic and Peripheral Vascular
Cardiac Rhythm and Heart Failure
Coronary and Structural Heart

RESTORATIVE THERAPIES GROUP

Neuromodulation
Neurovascular
Orthopedics
Spine
Surgical Technologies

MINIMALLY INVASIVE THERAPIES GROUP

Early Technologies
Patient Monitoring and Recovery
Renal Care Solutions
Surgical Innovations

DIABETES GROUP

Diabetes Services and Solutions
Intensive Insulin Management
Non-Intensive Diabetes Therapies

Medtronic

Medtronic FY16 Revenue by Region, Pro Forma Americas Greater China $28.8 B Europe, Middle East, Africa 5% 12% 26% 57% Asia Pacific BUSINESSES – global breadth and scale Medtronic Confidential - For Internal Use Only

Strategies to address healthcare needs Universal HC needs Improve clinical outcomes Optimize cost and efficiency Expand access Therapy Innovation Globalization Economic Value Develop new therapies and technologies to address unmet clinical needs and drive them to standard of care Develop tailored solutions to address market-specific needs and expand access in global markets Transform offerings and commercial models to deliver greater economic value and optimize healthcare delivery Strategies Medtronic Confidential - For Internal Use Only

CARDIAC AND VASCULAR GROUP
FY16 REVENUE ~ $10B

To employ the breadth of our talent, technologies, products and services to broadly address the unmet clinical and economic needs of our global Cardiac and Vascular focused Clinicians, Administrators and Payers.

~$5.3B

CARDIAC RHYTHM & HEART FAILURE



- BRADY
- TACHY
- HEART FAILURE
- AF SOLUTIONS
- DIAGNOSTICS & MONITORING
- CONNECTED CARE

~$3.5B

CORONARY & STRUCTURAL HEART



- HEART VALVE THERAPIES
- EXTRA - CORPOREAL THERAPIES
- CORONARY & RDN

~$1.6B

AORTIC & PERIPHERAL VASCULAR



- AORTIC
- PERIPHERAL
- ENDOVENOUS


16%
30%
54%
CRHF
CSH
APV

Medtronic Confidential - For Internal Use Only

Medtronic

Medtronic Core Strategies CVG Services and Solutions Optimize Outcomes, Access, Costs and Efficiencies Driving Growth with Geographic Expansion and Therapy Penetration Leading with Unrivaled Breadth, Scale and Technology Innovation Therapy Innovation Globalization Economic Value Medtronic Confidential - For Internal Use Only

CVG STRATEGY



4 Business Model Innovation / Services
3 CVG Solutions
2 Therapy Innovation
1 Core Therapies
CVG
CARDIAC RHYTHM AND HEART FAILURE
AORTIC & PERIPHERAL
CORONARY & STRUCTURAL HEART
HEARTmark℠ • Dare to C.A.R.E.
Connect HF • Paceart • PRO/CV
Transradial Center • Rethinking Blood Conservation • Simplify Syncope
Visia™ AF / MRI
CardioInsight
Arctic Front Advance®
Extravascular ICD
Micra™ TPS
TYRX® AIGIS Rx®
SEEQ™
Reveal LINQ™
Drug-Filled Stent
Symplicity Spyral™ Catheter
FFR / IVUS
Avalus™
(SFA)
(ISR/AVF)
IN.PACT® Admiral
HawkOne 7F/6F
VenaSeal
Valiant® Mona LSA
Valiant® TAAA
Valiant® Evo
Intrepid™
Evolut™ PRO
Enveo®

Cath Lab Managed Services

Diagnostic and Referral Management Services

Patient Management Services

Medtronic Confidential - For Internal Use Only

Medtronic

CRHF STRATEGIES TREAT DIAGNOSE PREDICT CARDIAC RHYTHM HEART FAILURE MANAGE Deliver meaningful innovation to improve patient health Accelerate global access to our therapies Use patient data to transform the care continuum Be the unsurpassed standard for quality and operational excellence Execute with purpose and passion Together, we will transform the lives of people with cardiac arrhythmias and heart failure. Medtronic Confidential - For Internal Use Only

MEDTRONIC CAN DRIVE IMPROVED PATIENT OUTCOMES WITH UNIQUE TECHNOLOGIES AND COMPETENCIES

Research & Technology	Fully Implantable LVAD Systems Physiologic Sensors & Algorithms TYRX Antibacterial Envelopes
Services	CareLink Network Patient Management/Monitoring
Clinical & Regulatory	Clinical HF Expertise Post Approval Study Network
Sales & Marketing	Market Development Expertise CVG Scope and Scale

Reduce Adverse Events
- Reduction of infections with fully implantable systems, TYRX
- Impact stroke rates

Improve LVAD Therapy
- Optimize pump function based on physiologic sensors and therapy algorithms
- More 'normal' lifestyle with fully implantable system

Reduce Management Burden
- Remote device monitoring and patient management
- Diagnostics integrated with other devices (CRT/ICD, ALPS, LINQ)

Grow the Market
- Strategic partnerships and market development support

18 Medtronic Confidential - For Internal Use Only
Medtronic

Medtronic Confidential - For Internal Use Only Next Steps Medtronic does not currently own HeartWare Prior to closing, Medtronic and HeartWare will continue to operate their businesses separately Upon closing, Medtronic takes ownership of HeartWare Beginning this week, Medtronic and HeartWare will create integration planning teams Work will begin on a successful integration You will begin to see Medtronic employees in your facilities What Questions Do You Have?

LET’S TAKE HEALTHCARE FURTHER, TOGETHER